Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-94563, 333-142620, 333-144470, 333-166545, 333-168529, 333-188631, 333-211008, 333-217541, 333-231073, 333-237957, 333-255480, 333-271697 and 333-286770 on Form S-8 of our report dated February 20, 2026, relating to the financial statements of Kforce Inc. and the effectiveness of Kforce Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Tampa, Florida
February 20, 2026